# SHARE REDEMPTION AGREEMENT

This Share Redemption Agreement (the "Redemption Agreement") is hereby entered into on April 11, 2024 (the "Effective Date") by and between Sattvic Partners, LLC, a Florida limited liability company ("Seller"), and Colin Conway, an individual ("Conway" and, together with Seller, the "Seller Parties"), on the one hand, and Cristophe Holdings, Inc., a Nevada corporation ("CHI"), on the other hand. Seller, Conway and CHI are collectively referred to as the "Parties" to this Redemption Agreement, and may be referred to individually as a "Party."

## RECITALS

WHEREAS, Seller owns 5,571,429 shares of common stock (the "Shares") in CHI, which Shares constitute 60.1% of the issued and outstanding shares of capital stock in CHI;

WHEREAS, Conway is the sole member of Seller;

WHEREAS, CHI is the owner of (i) 100% of the outstanding membership interests in each of Cristophe Beverly Hills, a Delaware limited liability company ("CBH"), Cristophe Professional, LLC, a Delaware limited liability company, Cristophe Licensing, LLC, a Delaware limited liability company, and (ii) 49% of the outstanding capital stock of Badass People, Inc., a California corporation (collectively with CHI, the "CHI Entities");

WHEREAS, neither Seller nor Conway presently owns no other equity interest of any kind in CHI or any of the other CHI Entities or any of their predecessors;

WHEREAS, Seller desires to sell and transfer all of the Shares to CHI; and

WHEREAS, CHI desires to redeem all of the Shares.

WHEREAS, as consideration for the redemption of the Shares hereunder, among other consideration listed herein, and for other consideration as more fully set forth in the Confidential Settlement Agreement and Mutual General Release ("CSAMGR") to which this Redemption Agreement is an Exhibit, Seller shall sell and transfer the Shares to CHI pursuant to the terms of this Redemption Agreement.

NOW, THEREFORE, in consideration of the execution of this Redemption Agreement, and the CSAMGR, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby contract and agree on the following terms:

1. Redemption of the Shares. Seller hereby agrees to sell, transfer and assign to CHI on the Closing Date, and CHI hereby agrees to purchase and redeem from Seller, all of the Shares in accordance with the terms and conditions of this Redemption Agreement.

2. Consideration for the Shares and Deliverables. In addition to all other covenants, representations, and warranties in this Redemption Agreement and the CSAMGR executed by the Parties contemporaneously herewith, as additional consideration for the redemption of the Shares hereunder, the Parties agree as follows:

(a) The Parties acknowledge and agree that no cash consideration is being paid for the Shares. As additional consideration for the redemption of the

Shares hereunder, CBH has agreed to sell and transfer to Providence Reserve Trust, an affiliate of the Seller Parties, an aggregate of 2,804,867 shares of common stock of United Express, Inc., a Nevada corporation (the "UNXP Shares"), owned by CBH, pursuant to the terms of the Share Purchase Agreement, dated April [___], 2024 (the "Share Purchase Agreement"), between CBH and Providence Reserve Trust.

(b) Pursuant to Sections 3.1 and 3.2 of the CSAGMR, within three (3) business days following the valid and effective transfer of all right, title and interest in the UNXP Shares to Providence Reserve Trust as contemplated and described in Section 3.1 of the CSAMGR, Seller shall transfer and deliver the Shares to CHI by dating, executing and delivering to CHI the Transfer and Assignment Agreement attached hereto, incorporated herein and labeled **Exhibit 1**.

3. Representations and Warranties of the Seller Parties. The Seller Parties hereby jointly and severally represent and warrant to CHI, as of the Effective Date and as of the Closing Date (as defined in Section 6 below), as follows:

(a) Seller owns all right, title and interest, both beneficially and of record, in and to all of the Shares, and the Shares constitutes Seller's and Conway's entire ownership and equity interest of any kind in any of the CHI Entities and their predecessors, directly or indirectly, including any distributions that might be payable with respect to the Shares prior to the Effective Date. Other than the Shares, neither Seller nor Conway owns any equity, partnership, membership, ownership or joint venture interest in any of the CHI Entities or any of their related entities.

(b) Seller has not previously sold, assigned, transferred, pledged or otherwise encumbered all or any portion of the Shares or any interest therein;

(c) Seller has good, marketable and valid title to the Shares, free and clear of any claims, liens, restrictions or encumbrances of any kind whatsoever;

(d) Each of the Seller Parties has the absolute and unrestricted right, power, authority and capacity to enter into this Redemption Agreement and to consummate the transactions contemplated hereby and no consents or approvals of any person or entity are required for the full and complete transfer, conveyance and delivery of the Shares pursuant to this Redemption Agreement;

(e) Each of the Seller Parties has the absolute and unrestricted right, power, authority and capacity to enter into this Redemption Agreement and to transfer and deliver the Shares to CHI hereunder without the joinder of any other party;

(f) Colin Conway has the absolute and unrestricted right, power, authority and capacity to execute this Redemption Agreement on behalf of himself and Seller and to bind Seller to the terms of this Redemption Agreement and Exhibit 1 hereto;

(g) All necessary actions have been taken by Seller to ensure the execution, delivery and performance by Seller of this Redemption Agreement and the consummation of the contemplated transactions have been duly authorized;

(h) Neither the execution and delivery of this Redemption Agreement by the Seller Parties nor the consummation of the transactions contemplated hereby will violate or conflict with or constitute a breach of or default under any judgment, decree or order of any court or governmental entity or any agreement, contract or instrument to which either Seller or Conway is a party or by which Seller, Conway or their respective properties are bound; and

(i) Seller acknowledges that it is familiar with and well-informed about the business, assets, financial condition and prospects of CHI. Seller has been afforded the opportunity to ask questions of, and to receive information from, CHI and persons acting on its behalf concerning the terms and conditions of the sale of the Shares and CHI's business and affairs, and Seller acknowledges that it has been given full access to all material information concerning the business, assets, financial condition and prospects of CHI.

(j) Since October 30, 2020, neither the Seller Parties nor any of their affiliates have caused or permitted any of the CHI Entities to sell, lease, license or otherwise dispose of any intellectual property rights (including, but not limited to, any and all trademarks, trade names, trade dress, brand names, logos, service marks, copyrights, inventions, patents, trade secrets, domain names and websites) or any other material assets owned by any of the CHI Entities to any other person or entity, except for sales of inventory by the applicable CHI Entity in the ordinary course of business.

5. Representations and Warranties of CHI. CHI hereby represents and warrants to Seller, as of the Effective Date and as of the Closing Date, as follows:

(a) Cristophe Schatteman has the absolute and unrestricted right, power, and authority to execute this Redemption Agreement on behalf of CHI and to bind CHI to the terms of this Redemption Agreement and Exhibit 1 hereto;

(b) All necessary corporate actions have been taken by CHI to ensure the execution, delivery and performance by CHI of this Redemption

Agreement and the consummation of the transactions contemplated by this Redemption Agreement have been duly authorized; and

(c) Neither the execution and delivery of this Redemption Agreement by CHI nor the consummation of the transactions contemplated hereby will violate or conflict with or constitute a breach of or default under any judgment, decree or order of any court or governmental entity or any agreement, contract or instrument to which CHI is a party or by which CHI or its properties are bound.

6. Closing. The closing of the transactions described herein (the "Closing") will take place within three (3) business days following the valid and effective transfer of the Trust UNXP shares to Providence Reserve Trust as more fully described in Sections 3.1 and 3.2 of the CSAMGR and the Share Purchase Agreement attached as Exhibit B to the CSAMGR. The date on which the Closing occurs is herein referred to as the "Closing Date".

7. Settlement Agreement and General Release. Contemporaneously with their execution of this Redemption Agreement, the Parties have executed the attached CSAMGR, which is incorporated herein by reference.

8. Transfer of Accounts, Etc. The Parties agree that (a) without the prior written approval of Cristophe and Danielle Schatteman (collectively, the "Schattemans"), for a period of twenty-three days following the Effective Date (and in no event on or after the Closing Date), neither the Seller Parties nor any of their affiliates shall transfer or use any corporate funds of any of the CHI Entities or incur any expenses or liabilities on behalf of any of the CHI Entities, and (b) on and after the Closing Date, the Seller Parties shall take all actions as reasonably requested by the Schattemans to transfer full and sole title and control of all bank accounts, investment accounts, credit card accounts and any other accounts or assets of any of the CHI Entities which may be held by or in the name of any of the Seller Parties or any of their affiliates to the Schattemans or such other persons as may be designated by the Schattemans.

9. Resignation of Conway. Effective as of the Closing Date, Conway hereby resigns as a director, President and Treasurer of CHI, as the manager and member of CBH, and from all other offices and positions with any of the CHI Entities.

10. Notices. Any notices, requests, demands, or other communications required or permitted to be given under this Redemption Agreement must be in writing, must be delivered in person, by mail or nationally-recognized overnight courier and will be deemed to have been given (a) upon receipt if personally delivered, (b) three (3) business days after having sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after having been delivered to a nationally-recognized overnight courier for overnight delivery, in all cases to the party to whom the notice is directed at the address of such party as hereinafter set forth, or such other address as the parties may hereinafter designate in writing in accordance herewith:

**Seller Parties:** Sattvic Partners, LLC
Attn: Colin Conway
1800 2nd Street, Suite 603
Sarasota, FL 34236

EXHIBIT "A"
CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

**CHI:** Cristophe Holdings, Inc.
Attn: Cristophe Schatteman
348 North Beverly Drive
Beverly Hills, CA 90210

11. Amendment. This Redemption Agreement may be modified or amended only by an instrument in writing executed by all of the Parties.

12. Further Assurances. Each Party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of Closing, all such instruments and will take all such actions and provide necessary information as the other Party may reasonably request from time to time in order to effectuate the provisions and purposes of this Redemption Agreement. Specifically, and by way of example only, each Party hereto agrees that it will cooperate fully in the preparation of all necessary 2021, 2022, 2023, and 2024 tax filings.

13. Governing Law and Venue. This Redemption Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California, without regard to its choice of law provisions. Venue for any action or proceeding arising out of or in connection with this Redemption Agreement shall be in Los Angeles County, California.

14. Binding Agreement. This Redemption Agreement shall be binding upon all parties hereto and their respective successors, heirs, personal representatives and permitted assigns. No Party may assign this Redemption Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

15. Counterparts. This Redemption Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute a single agreement. This Redemption Agreement may be signed and transmitted by facsimile machine or electronic mail and such faxed or electronically transmitted document and/or signature page shall be treated as an original document.

16. Voidable Clause. In the event any clause or provision of this Redemption Agreement shall be unenforceable, invalid or void for any reason, such unenforceable, invalid or void clause or provision shall not affect the whole of this instrument, but the balance of the provisions hereof will remain in full force and effect.

17. Survival; Indemnification. This Redemption Agreement and all terms, warranties, representations, conditions and stipulations contained herein and all liability for breach thereof shall survive the Closing. The Seller Parties shall jointly and severally indemnify and hold harmless CHI from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) ("Damages") which may arise as a result of the breach of any representation, warranty or agreement made by the Seller Parties under this Redemption Agreement. CHI shall indemnify and hold harmless the Seller Parties from and against any and all Damages which may arise as a result of the breach of any representation, warranty or agreement made by CHI under this Redemption Agreement.

18. Time is of the Essence; Waiver. Time is of the essence with respect to the performance by each Party of all of its obligations hereunder. No full or partial waiver of any of

the provisions of this Redemption Agreement shall be deemed or shall constitute a full or partial waiver of any other provisions hereof (whether or not similar), nor shall such full or partial waiver constitute a continuing full or partial waiver unless otherwise expressly provided in writing.

19. Advice of Counsel. Each Party acknowledges and agrees that such Party is represented by independent counsel of such Party's choice in negotiating and executing this Redemption Agreement. This Redemption Agreement shall therefore be deemed to have been negotiated and prepared at the joint request and direction of the Parties, at arms-length, with the advice and participation of counsel and shall be interpreted in accordance with its terms and without favor to any Party.

20. Headings. The headings contained in this Redemption Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Redemption Agreement. The Recitals are incorporated herein by reference.

21. Entire Agreement. This Redemption Agreement, together with the Exhibit hereto, the CSAMGR and the Share Purchase Agreement, constitutes the final agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between them respecting the subject matter hereof.

***Signature page follows.***

EXHIBIT "A"
CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

IN WITNESS WHEREOF, the Parties have executed this Redemption Agreement to be effective as of the Effective Date stated herein.

**SELLER PARTIES:**

SATTVIC PARTNERS, LLC

DocuSigned by:
Colin Conway
00087F9180AF478...

By: Colin Conway, Sole Member

Date: 4/12/2024

DocuSigned by:
Colin Conway
00087F9180AF478...

COLIN CONWAY, individually

Date: 4/12/2024

**CHI:**

CRISTOPHE HOLDINGS, INC.

DocuSigned by:
Cristopher Schatteman
CAF8E6B07D0E4A8...

By: Cristophe Schatteman, Shareholder and Officer

Date: 4/11/2024